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                                                                     Exhibit 3.1

                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                  LINDOWS, INC.

                  Lindows, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation") DOES HEREBY
CERTIFY:

                  FIRST: The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on July 24, 2001.

                  SECOND: The Restated Certificate of Incorporation of Lindows, Inc. in the form attached hereto as Exhibit A has been duly adopted in accordance with the provisions of Sections 245 and 242 of the General Corporation Law of the State of Delaware by the directors and stockholders of the Corporation.

                  THIRD: The Restated Certificate of Incorporation so adopted reads in full as set forth in Exhibit A attached hereto and is hereby incorporated herein by this reference.

                  The undersigned has caused this Certificate to be signed this __ day of ________, 2004, and hereby certifies that the facts stated here are true.

                                       By _____________________________________
                                          Kevin Carmony
                                          President and Chief Operating Officer

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                                    EXHIBIT A

                                    ARTICLE I

         The name of this corporation is LINDOWS, INC (the "Corporation").

                                   ARTICLE II

         The address of the Corporation's registered office in the State of Delaware and the County of Kent is 9 East Loockerman Street and the name of the registered agent at that address is National Registered Agents, Inc.

                                  ARTICLE III

         The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may now or hereafter be organized under the Delaware General Corporation Law.

                                   ARTICLE IV

         (A) Classes of Stock. The Corporation is authorized to issue two classes of stock, denominated "Common Stock" and "Preferred Stock." The Common Stock shall have a par value of $0.0001 per share and the Preferred Stock shall have a par value of $0.0001 per share. The total number of shares of Common Stock which the Corporation is authorized to issue is One Hundred Million (100,000,000), and the total number of shares of Preferred Stock which the Corporation is authorized to issue is Ten Million (10,000,000), which shares of Preferred Stock shall be undesignated as to series.

         (B) Issuance of Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation (the "Board") is hereby authorized, by filing one or more certificates pursuant to the Delaware General Corporation Law (each, a "Preferred Stock Designation"), to fix or alter from time to time the designations, powers, preferences and rights of each such series of Preferred Stock and the qualifications, limitations or restrictions thereof, including without limitation the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and the liquidation preferences of any wholly-unissued series of Preferred Stock, and to establish from time to time the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

         (C)      Rights, Preferences, Privileges and Restrictions of Common
Stock.

                  1. Dividend Rights. Subject to the rights, preferences, privileges, restrictions and other matters pertaining to series of Preferred Stock that may from time to time in the future come into existence, the holders of the Common Stock shall be entitled to receive,

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when, as and if declared by the Board, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board.

                  2. Redemption. The Common Stock is not redeemable upon demand of any holder thereof or upon demand of the Corporation except as expressly provided by contract.

                  3. Voting Rights. Subject to the rights, preferences, privileges, restrictions and other matters pertaining to series of Preferred Stock that may from time to time in the future come into existence, the holder of each share of Common Stock shall have the right to one vote, and shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation (the "Bylaws"), and shall be entitled to vote upon such matters and in such manner as may be provided by law. There shall be no cumulative voting.

                                   ARTICLE V

         (A) Exculpation. A director of the Corporation (each, a "Director" and collectively, the "Directors") shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the Director derived any improper personal benefit. If the Delaware General Corporation Law is hereafter amended to further reduce or to authorize, with the approval of the Corporation's stockholders, further reductions in the liability of the Directors for breach of fiduciary duty, then a Director shall not be liable for any such breach to the fullest extent permitted by the Delaware General Corporation Law as so amended.

         (B) Indemnification. To the extent permitted by applicable law, the Corporation is also authorized to provide indemnification of (and advancement of expenses to) such agents (and any other persons to which Delaware law permits the Corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested Directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the Corporation, its stockholders and others.

         (C) Effect of Repeal or Modification. Any repeal or modification of any of the foregoing provisions of this Article V shall be prospective and shall not adversely affect any right or protection of a Director, officer, agent or other person existing at the time of, or increase the liability of any Director with respect to any acts or omissions of such Director occurring prior to, such repeal or modification.

                                   ARTICLE VI

         Elections of Directors need not be by written ballot except and to the extent provided in the Bylaws. At the next annual meeting of stockholders after the date hereof, the Directors shall be classified into three classes, as nearly equal in number as possible as determined by the Board, with the term of office of the first class to expire at the first annual meeting of stockholders after the date hereof, the term of office of the second class to expire at the second annual meeting of stockholders after

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the date hereof and the term of office of the third class to expire at the third annual meeting of stockholders after the date hereof. At each annual meeting of stockholders following such initial classification and election, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. A change in the Range (as defined in the Bylaws) may be effected only by affirmative vote of (i) at least sixty-six and two-thirds percent (66- 2/3%) of the Directors then in office or (ii) the holders of at least sixty-six and two-thirds percent (66- 2/3%) of the voting power of all the then-outstanding shares of capital stock entitled to vote. Additional directorships resulting from an increase in the number of Directors shall be apportioned among the classes as equally as possible as determined by the Board. Subject to any limitations imposed by law, vacancies, including newly created directorships, only may be filled by affirmative vote of a majority of the Directors then in office, though less than a quorum, or by a sole remaining Director. Subject to any limitations imposed by law, the Board, or any individual Director, may be removed from office at any time only with cause by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66- 2/3%) of the voting power of all the then-outstanding shares of capital stock entitled to vote generally in the election of Directors.

                                  ARTICLE VII

         No holder of shares of stock of the Corporation shall have any preemptive or other right, except as such rights are expressly provided by contract, to purchase or subscribe for or receive any shares of any class, or series thereof, of stock of the Corporation, whether now or hereafter authorized, or any warrants, options, bonds, debentures or other securities convertible into, exchangeable for or carrying any right to purchase any share of any class, or series thereof, of stock; but such additional shares of stock and such warrants, options, bonds, debentures or other securities convertible into, exchangeable for or carrying any right to purchase any shares of any class, or series thereof, of stock may be issued or disposed of by the Board to such persons, and on such terms and for such lawful consideration as in its discretion it shall deem advisable or as the Corporation shall have by contract agreed.

                                  ARTICLE VIII

         The Corporation is to have perpetual existence.

                                   ARTICLE IX

         The Corporation reserves the right to adopt, amend or repeal any provision contained in this Restated Certificate of Incorporation and/or any provision contained in any amendment to or restatement of this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

                                   ARTICLE X

         The Board may from time to time adopt, amend or repeal the Bylaws by the requisite affirmative vote of Directors as set forth in the Bylaws; provided, however, that the stockholders

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may adopt, amend or repeal any bylaw adopted by the Board by the requisite affirmative vote of stockholders as set forth in the Bylaws; and, provided further, that no amendment or supplement to the Bylaws adopted by the Board shall vary or conflict with any amendment or supplement thus adopted by the stockholders.

                                   ARTICLE XI

         No action shall be taken by the stockholders of the Corporation except at an annual or special meeting of stockholders called in accordance with the Bylaws, and no action shall be taken by the stockholders by written consent. Special meetings of the stockholders shall be called only as provided in the Bylaws.

                                  ARTICLE XII

         Advance notice of stockholder nominations for the election of Directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.

                                  ARTICLE XIII

         Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

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